SETTLEMENT AGREEMENT



1. The parties to this Settlement Agreement are Vermont Pure Holdings, Ltd. ("Vermont Pure"), and Pristine Mountain Springs, Inc., Amsource LLC, Barton Lord and Ronald Colton (collectively, the "Debtors").

2. The Debtors shall pay to Vermont Pure the sum of One Million Two Hundred Seventy Thousand Dollars ($1,270,000.00) no later than December 15, 1999. One hundred fifty thousand dollars ($150,000.00) of this amount shall be delivered to Charles Dougherty as escrow agent ("Escrow Agent"), pending the resolution of issues described in paragraph three of this Settlement Agreement. The balance of One Million One Hundred Twenty Thousand Dollars ($1,120,000.00) shall be delivered to Vermont Pure at its offices in Randolph, Vermont.

3. Vermont Pure shall provide the Debtors with proof that Wesfield Construction Company has been paid in cash or equivalent accepted by Wesfield the sum of One Hundred Thirty Thousand Dollars ($130,000.00) in connection with the June 18, 1999 disbursement by Marcon Capital Corporation. If Vermont Pure cannot provide this proof by December 31, 1999, the Escrow Agent shall refund the Debtors the One Hundred Fifty Thousand Dollars ($150,000.00) held in escrow. If Vermont Pure takes the position that it has offered such evidence, the Debtors may elect by written notice delivered to Vermont Pure by January 4, 2000, to offer evidence to the contrary, so long as such offer of evidence is made on or before January 15, 2000. The parties hereby appoint the mediator Charles Dougherty to serve as arbitrator of any dispute between the parties on the adequacy of such proof of payment to Wesfield. The decision of the arbitrator (which shall be rendered by January 30, 2000 unless the arbitrator determines that additional evidence is required) on the process and substance for resolving such dispute shall be final, binding and non-appealable. The parties shall split equally the cost of any arbitration.

4. The Debtors hereby acknowledge that the assignment of all rights of Amsource LLC under the Amended and Restated Spring Water License and Water Supply Agreement, dated April 13, 1999 ("Water Supply Agreement"), to Vermont Pure is final, absolute and irrevocable, and hereby irrevocably and finally waive any objection to or argument against the enforcement by Vermont Pure of that agreement according to its terms. The Debtors shall execute a binding acknowledgement (the "Acknowledgement"), in a form suitable for recording in Vermont land records, confirming all of the rights provided to Vermont Pure under the Water Supply Agreement and this Settlement Agreement, including (without limitation) rights to purchase water on a priority basis and the rights of first refusal provided for in

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     the Water Supply  Agreement.  None of the Debtors  shall take any action to interfere with Vermont Pure's rights under the Water Supply Agreement.

5. Vermont Pure and the Debtors shall execute an Addendum to the Water Supply Agreement providing that Amsource, LLC, shall have the right to purchase on a priority equal to Vermont Pure's up to five million (5,000,000) gallons per month from the Pristine Mountain Spring in Stockbridge (the "Spring"). By equal priority, this paragraph means that the parties shall have an equal right, superior to any other party, to purchase in the aggregate the first ten million (10,000,000) gallons per month from the Spring; any shortfall in supply shall be borne equally by the parties. Vermont Pure shall retain all other priority rights provided by the Water Supply Agreement, and Pristine shall not convey priority rights in the Spring to any other party. The rights provided to Amsource under the Addendum may only be exercised by Amsource. Amsource's rights under the Addendum shall be non-assignable, except that in the event that a majority of Amsource's membership interests are transferred or conveyed by the Debtors, Amsource may continue to exercise the rights provided by the Addendum.

6. This Settlement Agreement does not effect any novation of any of the Loan Documents (i.e., as that term is defined in the Debenture Purchase Agreement and related documents, dated December 29, 1998) assigned by Marcon Capital Corporation to Vermont Pure. In the event of a failure to make the payments required or execute the Addendum and Acknowledgement provided by this Settlement Agreement, Vermont Pure may enforce the terms of this Settlement Agreement, or, at its sole election, any or all of the Loan Documents. By making this Settlement Agreement, Vermont Pure is postponing its enforcement of the Loan Documents in return for the actual performance of the above-referenced obligations under the Settlement Agreement. Provided, however, that if Vermont Pure elects to enforce the Loan Documents instead of this Settlement Agreement, then, notwithstanding Paragraph four above, the Acknowledgement shall be no longer enforceable, and the parties shall be free to argue claims and positions regarding the Water Supply Agreement. Further provided, that in the event Vermont Pure elects to enforce this Settlement Agreement, it shall be entitled to recover interest on all past due sums at the rate of 14 percent per year.

7. Vermont Pure and the Debtor shall stay all pending court actions unless there is a failure to make the payment, or execute the Acknowledgement or Addendum of this Settlement Agreement, at which point any party may, with written notice to all other parties, pursue pending court actions, and institute other proceedings. Simultaneously upon the payment of all money required under this Settlement Agreement, and the execution and tendering of the Acknowledgement and Addendum related to the Water Supply Agreement, the parties shall jointly stipulate to the dismissal of all pending litigation against each other with prejudice, and Vermont Pure shall provide the Debtors with all original Loan Documents marked "paid and satisfied", and shall execute all other documents provided by the Debtors which are reasonably necessary to terminate any security interest provided

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     by the Loan Documents. Without limitation, the Loan Documents terminated by
     Vermont Pure in such circumstance shall include all rights of conversion into ownership interest in Amsource, LLC.

8. Upon the payment of all money required under this Settlement Agreement, and the execution and tendering of the Acknowledgement and Addendum related to the Water Supply Agreement, Vermont Pure shall indemnify the Debtors against all claims made by Marcon arising out of or connected to the Loan Documents or the operating agreement of Amsource, LLC, and the parties shall exchange mutual releases, excepting only performance of the obligations arising under this Settlement Agreement and Water Supply Agreement. In the event any party prevails in an action to enforce the terms of this Settlement Agreement, that party may recover its reasonable costs of litigation, including attorneys' fees.

9. Vermont Pure hereby represents that it is fully authorized to make this Settlement Agreement, and that it makes this Settlement Agreement freely and voluntarily following the advice of counsel of its choice, and that Vermont Pure's agreement is not based on any representation or warranty by the Debtors, except those contained in this Settlement Agreement. The Debtors hereby represent that Lincoln Craighead is no longer involved in the management of Amsource. The Debtors further represent that they are fully authorized to execute this Settlement Agreement on behalf of Amsource and Pristine Mountain Springs, Inc., and that all Debtors make this Settlement Agreement freely and voluntarily, following full advice of counsel of their choosing, and not based on any representations or warranties of Vermont Pure.

Dated at Boston Massachusetts, this first day of December, 1999.


/s/: Timothy Fallon
--------------------------------
Vermont Pure Holdings, Ltd.
By Timothy Fallon, its President

/s/: Ronald Colton
--------------------------------
Amsource, LLC
By Ronald Colton, President

/s/: Ronald Colton
--------------------------------
Pristine Mountain Springs, Inc.
By Ronald Colton, President

/s/: Ronald Colton
--------------------------------
Ronald Colton


/s/: Barton Lord
--------------------------------
Barton Lord

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Approved as to form:



/s/: Kevin Berry
---------------------------------
Vermont Pure Counsel, Kevin Berry



/s/: Michael Marks
--------------------------------
Vermont Pure Counsel, Michael Marks



/s/: Biron Bedard
--------------------------------
Amsource LLC Counsel, Biron Bedard



/s/: Frank Kenison
--------------------------------
Amsource LLC Counsel, Frank Kenison


/s/: M.B. Neisner, Jr.
--------------------------------
Pristine Mountain Springs of Vermont, Inc. Counsel, M.B. Neisner, Jr.


/s/: M.B. Neisner
--------------------------------
Ronald Colton Counsel, M.B. Neisner



/s/: Biron Bedard
--------------------------------
Barton Lord Counsel, Biron Bedard



Witnessed by Mediator:



/s/: Charles Dougherty
--------------------------------
Charles Dougherty